UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 12, 2018

Atossa Genetics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35610	26-4753208

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

107 Spring Street Seattle, Washington	98104

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 325-6086

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02. Results of Operations and Financial Condition.

On November 13, 2018, Atossa Genetics Inc. (the “Company”) issued a press release announcing third quarter 2018 financial results and a Company update. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

On November 12, 2018, the Audit Committee of the Board of Directors concluded that the financial statements included in the Company’s quarterly report on Form 10-Q for the three and six months ended June 30, 2018 (the “Original Form 10-Q”) can no longer be relied upon because of inadvertent errors in those financial statements. On November 13, 2018, the Company filed an amended Form 10-Q for the quarter ended June 30, 2018 which corrects the errors in the Original Form 10-Q. The Audit Committee and the Chief Financial Officer of the Company discussed the matters in this Item 4.02(a) with the Company’s independent accounting firm. Below is a brief description of the facts underlying the foregoing conclusion.

Accounting principles generally accepted in the United States of America require that we allocate the proceeds from the May 2018 financing to the warrants and preferred stock issued in the financing and that we estimate and record any discount on the securities as a deemed dividend. In the financial statements included in the Original Form 10-Q, we did not properly allocate the proceeds to the warrants, and we did not properly record the deemed dividend related to the warrant discount as additional paid in capital to common stock. The Company incorrectly stated the deemed dividend for the three and six months ended June 30, 2018 as $4,782,100, rather than $11,479,308. The corrections result from application of technical accounting rules and do not impact cash or operations. As a result, the following items in the original filing have been amended:

Part I, Item 1. Financial Statements, Condensed Consolidated Statements of Operations (unaudited);

Part I, Item 1. Financial Statements, Condensed Consolidated Statement of Stockholders’ Equity (unaudited);

Part I, Item 1. Notes to Condensed Consolidated Financial Statement (Unaudited), Note 7 - Stockholders' Equity - Accounting Treatment; and Note 8 - Net Loss Per Share; and

Part I, Item 4. Controls and Procedures.

In accordance with applicable generally accepted accounting principles, the Company has calculated and recognized adjustments accordingly. The following table shows the effect of the restatement on certain line items within the Company’s Condensed Consolidated Statement of Operations for the three months and six month ended June 30, 2018:

	For the Three Months Ended June 30, 2018		For the Six Months Ended June 30, 2018
	Previously Reported	Restated	Previously Reported	Restated
Deemed dividend attributable to preferred stock	$(4,782,100)	$(11,479,308)	$(4,782,100)	$(11,479,308)
Net loss applicable to common stockholders	$(8,924,677)	$(15,621,885)	$(10,799,059)	$(17,496,267)
Loss per common share -basic and diluted	$(2.90)	$(5.08)	$(3.77)	$(6.11)

The following table shows the effect of the restatement on certain line items within the Company’s Condensed Consolidated Statement of Stockholders’ Equity for the six months ended June 30, 2018:

	Preferred Stock Additional Paid-in Capital		Common Stock Additional Paid-in Capital
	Previously Reported	Restated	Previously Reported	Restated
Issuance of Series B convertible preferred stock and warrants, net of issuance costs	$12,290,537	$6,926,778	$0	$5,363,759
Deemed Dividend on Series B convertible preferred stock	$4,782,100	$11,479,308	$(4,782,100)	$(11,479,308)
Conversion of Series B convertible preferred stock to common stock	$(7,056,421)	$(7,821,992)	$6,656,442	$7,422,013

Investors, analysts and other persons should not rely upon any press releases, investor presentations or other communications that relate to the information that is amended by the Amended Form 10-Q.

The information in Items 2.02 and 9.01 of this report, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated November 13, 2018

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2018	Atossa Genetics Inc.
	By:	/s/ Kyle Guse
Kyle Guse
Chief Financial Officer, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated November 13, 2018